Exhibit 10.8

INTERCREDITOR AGREEMENT

dated as of

October 26, 2012,

among

WELLS FARGO BANK, N.A.,
as First Lien Collateral Agent and First Lien Administrative Agent

and

WELLS FARGO BANK, N.A.,

as Second Lien Collateral Agent and Second Lien Administrative Agent,

as acknowledged and, as to certain provisions, agreed

by

PACIFIC ETHANOL HOLDING CO. LLC,
PACIFIC ETHANOL MADERA LLC,
PACIFIC ETHANOL COLUMBIA, LLC,
PACIFIC ETHANOL STOCKTON LLC and
PACIFIC ETHANOL MAGIC VALLEY, LLC,
as Borrowers,

PACIFIC ETHANOL HOLDING CO. LLC,
as Borrowers’ Agent,

THIS IS THE INTERCREDITOR AGREEMENT REFERRED TO IN THE (A) CREDIT AGREEMENT OF EVEN DATE HEREWITH AMONG PACIFIC ETHANOL HOLDING CO. LLC, PACIFIC ETHANOL MADERA LLC, PACIFIC ETHANOL COLUMBIA, LLC, PACIFIC ETHANOL STOCKTON LLC, PACIFIC ETHANOL MAGIC VALLEY, LLC, PACIFIC ETHANOL HOLDING CO. LLC, AS BORROWERS’ AGENT, EACH OF THE LENDERS FROM TIME TO TIME PARTY THERETO, WELLS FARGO BANK, N.A., AS ADMINISTRATIVE AGENT FOR THE LENDERS, WELLS FARGO BANK, N.A., AS COLLATERAL AGENT FOR THE SENIOR SECURED PARTIES DEFINED THEREIN AND AMARILLO NATIONAL BANK, AS ACCOUNTS BANK, (B) SECOND AMENDED AND RESTATED CREDIT AGREEMENT OF EVEN DATE HEREWITH AMONG PACIFIC ETHANOL HOLDING CO. LLC, PACIFIC ETHANOL MADERA LLC, PACIFIC ETHANOL COLUMBIA, LLC, PACIFIC ETHANOL STOCKTON LLC, PACIFIC ETHANOL MAGIC VALLEY, LLC, PACIFIC ETHANOL HOLDING CO. LLC, AS BORROWERS’ AGENT, EACH OF THE LENDERS FROM TIME TO TIME PARTY THERETO, WELLS FARGO BANK, N.A., AS ADMINISTRATIVE AGENT FOR THE LENDERS, WELLS FARGO BANK, N.A., AS COLLATERAL AGENT FOR THE SENIOR SECURED PARTIES DEFINED THEREIN AND AMARILLO NATIONAL BANK, AS ACCOUNTS BANK AND (C) OTHER SECURITY DOCUMENTS REFERRED TO IN THE CREDIT AGREEMENTS REFERRED TO HEREIN.

Table of Contents

		Page
ARTICLE I

DEFINITIONS

SECTION 1.01.	Certain Defined Terms	2
SECTION 1.02.	Other Defined Terms	2
SECTION 1.03.	Terms Generally	8

ARTICLE II

LIEN AND PAYMENT SUBORDINATION

SECTION 2.01.	Lien Priorities	8
SECTION 2.02.	Payment Subordination	9
SECTION 2.03.	Payment Blockage	10

ARTICLE III

ENFORCEMENT OF RIGHTS; MATTERS RELATING TO COLLATERAL

SECTION 3.01.	Exercise of Rights and Remedies.	11
SECTION 3.02.	No Interference	13
SECTION 3.03.	Rights as Unsecured Creditors	15
SECTION 3.04.	Automatic Release of Second Priority Liens	15
SECTION 3.05.	Insurance and Condemnation Awards	15

ARTICLE IV

PAYMENTS

SECTION 4.01.	Application of Proceeds	16
SECTION 4.02.	Turn Over	16
SECTION 4.03.	Certain Agreements with Respect to Unenforceable Liens	17

ARTICLE V

BAILMENT FOR PERFECTION OF CERTAIN SECURITY INTERESTS

SECTION 5.01.	Bailment.	17
SECTION 5.02.	Instruction of First Lien Collateral Agent.	18
SECTION 5.03.	Obligations of Bailee.	18
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SECTION 10.09.	Parties in Interest	35
SECTION 10.10.	Specific Performance	35
SECTION 10.11.	Headings	35
SECTION 10.12.	Counterparts; Effectiveness	35
SECTION 10.13.	Indirect Action.	36
SECTION 10.14.	Provisions Solely to Define Relative Rights	36
SECTION 10.15.	Termination.	36

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INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT is dated as of October 26, 2012 (this “Agreement”) and entered into by and among WELLS FARGO BANK, N.A., as collateral agent for the First Lien Secured Parties (as defined below) (in such capacity, the “First Lien Collateral Agent”) and as First Lien Administrative Agent (as defined below), and WELLS FARGO BANK, N.A., as collateral agent for the Second Lien Secured Parties (as defined below) (in such capacity, the “Second Lien Collateral Agent”) and as Second Lien Administrative Agent (as defined below), and is acknowledged and, as to certain provisions, agreed to (as set forth on the signature page for such parties) by PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company (“Pacific Holding”), PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company (“Madera”), PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company (“Boardman”), PACIFIC ETHANOL STOCKTON LLC, a Delaware limited liability company (“Stockton”), PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company (“Burley” and, together with Pacific Holding, Madera, Boardman and Stockton, the “Borrowers”), and Pacific Holding, as agent for the Borrowers (“Borrowers’ Agent”). Capitalized terms used herein have the meaning given such terms in Article I hereof.

PRELIMINARY STATEMENT

Reference is made to (a) the Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”) among the Borrowers, Borrowers’ Agent, the lenders from time to time party thereto (the “First Lien Lenders”), Wells Fargo Bank, N.A., as Administrative Agent for the First Lien Lenders (in such capacity, the “First Lien Administrative Agent”), Wells Fargo Bank, N.A., as Collateral Agent for the Senior Secured Parties and Amarillo National Bank, as Accounts Bank (the “Accounts Bank”); and (b) the Second Amended and Restated Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Credit Agreements”) among the Borrowers, Borrowers’ Agent, the lenders from time to time party thereto (the “Second Lien Lenders”), Wells Fargo Bank, N.A., as Administrative Agent for the Second Lien Lenders (in such capacity, the “Second Lien Administrative Agent”), Wells Fargo Bank, N.A., as Collateral Agent for the Senior Secured Parties and the Accounts Bank.

RECITALS

A. The First Lien Lenders have agreed to make loans to the Borrowers pursuant to the First Lien Credit Agreement, upon, among other terms and conditions, the conditions that (i) the First Lien Obligations shall be secured by first priority Liens on, and security interests in, the Collateral, and (ii) subject to the terms and conditions of this Agreement, the payment of the First Lien Obligations shall be senior in right and payment to the payment of certain Second Lien Obligations.

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B. The Second Lien Lenders have agreed to continue, and make certain additional extensions of, credit to the Borrowers pursuant to the Second Lien Credit Agreement, upon, among other terms and conditions, the conditions that (i) the Second Lien Obligations shall be secured by second priority Liens on, and security interests in, the Collateral, and (ii) subject to the terms and conditions of this Agreement, the payment of certain Second Lien Obligations shall be subordinate and subject in right and time of payment to the prior Discharge of First Lien Obligations.

C. The Credit Agreements require, among other things, that the parties thereto set forth in this Agreement, among other things, their respective rights, obligations and remedies with respect to the Collateral and payment priorities.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.      Certain Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the First Lien Credit Agreement.

SECTION 1.02.      Other Defined Terms. As used in the Agreement, the following terms have the meanings specified below:

“Accounts Bank” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Allowed Payments” has the meaning assigned to such term in Section 2.02(a).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Blockage Notice” has the meaning assigned to such term in Section 2.03(a).

“Borrowers’ Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Borrowers” has the meaning assigned to such term in the preamble to this Agreement.

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“Capitalized Interest Payments” has the meaning assigned to such term in Section 2.02(a).

“Cash Interest Payments” has the meaning assigned to such term in Section 2.02(a).

“Collateral” means, collectively, the First Lien Collateral and the Second Lien Collateral.

“Collateral Agents” means, collectively, the First Lien Collateral Agent and the Second Lien Collateral Agent.

“Comparable Second Lien Security Document” means, in relation to any Collateral subject to any Lien created under any First Lien Security Document, the Second Lien Security Document that creates a Lien on the same Collateral, granted by the same Grantor.

“Credit Agreements” has the meaning assigned to such term in the preliminary statement of this Agreement.

“DIP Financing” means obtaining of credit or incurring debt secured by Liens on all or any portion of the Collateral pursuant to section 364 of the Bankruptcy Code (or similar Bankruptcy Law).

“DIP Liens” has the meaning assigned to such term in Section 6.01(a).

“Discharge of First Lien Obligations” means, subject to Sections 7.02 and 7.04, (a) the indefeasible payment in full in cash (in immediately available funds) of the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First Lien Financing Documents, (b) the indefeasible payment in full in cash (in immediately available funds) (or, in the case of contingent Obligations, cash collateralization in full in cash) of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than contingent indemnification Obligations for which no claim or demand for payment has been made at such time), and (c) the termination or expiration of all commitments to lend under the First Lien Credit Agreement.

“Disposition” means any sale, lease, exchange, transfer or other disposition. “Dispose” and “Disposed of” have correlative meanings.

“Expense Amounts” has the meaning assigned to such term in Section 2.02(a).

“Financial Assets" means “Financial Assets”, as defined in the First Lien Credit Agreement.

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“First Lien Administrative Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Agents” means, collectively, the First Lien Administrative Agent and the First Lien Collateral Agent.

“First Lien Collateral” means all “Collateral”, as defined in each of the First Lien Security Agreements, and any other assets of any Grantor now or at any time hereafter subject to Liens securing any First Lien Obligations.

“First Lien Collateral Agent” has the meaning assigned to such term in the preamble to this Agreement.

“First Lien Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Discharge Date” means “Discharge Date”, as defined in the First Lien Credit Agreement.

“First Lien Financing Documents” means the “Financing Documents”, as defined in the First Lien Credit Agreement.

“First Lien Lenders” has the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Obligations” means all “Obligations”, as defined in the First Lien Credit Agreement.

“First Lien Required Lenders” means the “Required Lenders”, as defined in the First Lien Credit Agreement.

“First Lien Secured Parties” means the “Senior Secured Parties”, as defined in the First Lien Credit Agreement.

“First Lien Security Agreements” means “Security Agreements”, as defined in the First Lien Credit Agreement.

“First Lien Security Documents” means the “Security Documents”, as defined in the First Lien Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

“First Lien Transaction Documents” means the “Transaction Documents”, as defined in the First Lien Credit Agreement.

“First Priority Liens” means all Liens on the First Lien Collateral to secure the First Lien Obligations, whether created under the First Lien Security Documents or acquired by possession, statute, operation of law, judgment, subrogation or otherwise.

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“Grantors” means, collectively, the Borrowers and each other person that shall have created or purported to create any First Priority Lien or Second Priority Lien on all or any part of its assets to secure any First Lien Obligations or any Second Lien Obligations.

”Guarantor” means any Person that may from time to time guarantee the First Lien Obligations or the Second Lien Obligations.

“Indebtedness” means and includes all obligations that constitute “Indebtedness”, as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor, (b) any voluntary or involuntary appointment of a receiver, receiver-manager, interim receiver, trustee, custodian, sequestrator, conservator or similar official for any Grantor or for a substantial part of the property or assets of any Grantor, (c) any voluntary or involuntary winding-up or liquidation of any Grantor in the nature of the foregoing, or (d) a general assignment for the benefit of creditors or similar statutory process undertaken by any Grantor.

“Junior Adequate Protection Liens” has the meaning assigned to such term in Section 6.01(b).

“Lien” means, with respect to any asset, any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, bailment, conditional sales or title retention agreement, lien (statutory or otherwise), charge against or interest in property, in each case of any kind, to secure payment of a debt or performance of an obligation.

“Loan Documents” means the First Lien Financing Documents and the Second Lien Financing Documents.

“Maximum First Lien Principal Amount” means the sum of (i) the First Lien Obligations as of the date hereof plus undrawn commitment thereunder, plus (ii) the total amount of Commitment Increases effected pursuant to the terms of the First Lien Credit Agreement (as such agreement is in effect as of the date hereof, as it may be amended in accordance with the terms hereof or otherwise with the prior written consent of the Second Lien Required Lenders).

“New First Lien Collateral Agent” has the meaning assigned to such term in Section 7.02.

“New First Lien Transaction Documents” has the meaning assigned to such term in Section 7.02.

“New First Lien Obligations” has the meaning assigned to such term in Section 7.02.

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“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to Refinance the First Lien Obligations; provided that (in each of clauses (d) – (h), as of the effective date of such Refinancing): (a) the principal amount (or accreted value, if applicable) of such Indebtedness does not exceed the Maximum First Lien Principal Amount; (b) such Indebtedness is incurred pursuant to a loan agreement or a credit agreement providing for revolving credit loans, term loans and/or letters of credit; (c) the final maturity of such Indebtedness is not later than the latest scheduled maturity date of the Second Lien Obligations, (d) the interest rate of such Indebtedness does not exceed the interest rate of the First Lien Obligations being Refinanced by more than 200 basis points, (e) the maturity or weighted average life to maturity of such Indebtedness is not shorter than that of the First Lien Obligations being Refinanced, (f) greater than 50% of such Indebtedness is issued by First Lien Lenders or their Affiliates and (g) such indebtedness shall not have greater security than the First Lien Obligations being Refinanced, except to the extent such security is provided with respect to the Second Lien Obligations.

“Pledged Collateral” has the meaning assigned to such term in Section 5.01.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.01.

“Proceeds” means (a) all “proceeds,” as defined in Article 9 of the UCC, of the Collateral, and (b) whatever is recovered when any Collateral is sold, exchanged, collected or Disposed of, whether voluntarily or involuntarily, including any additional or replacement Collateral provided during any Insolvency or Liquidation Proceeding and any payment or property received in an Insolvency or Liquidation Proceeding on account of, or from, Collateral or the value of any Collateral.

“Project Accounts” means “Project Accounts”, as defined in the First Lien Credit Agreement.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, restructure or replace or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part. “Refinanced”, “Refinances” and “Refinancing” have correlative meanings.

“Refinancing Notice” has the meaning assigned to such term in Section 7.02.

“Release” has the meaning assigned to such term in Section 3.04.

“Second Lien Administrative Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Agents” means, collectively, the Second Lien Administrative Agent and the Second Lien Collateral Agent.

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“Second Lien Collateral” means all “Collateral”, as defined in each of the Second Lien Security Agreements, and any other assets of any Grantor now or at any time hereafter subject to Liens securing any Second Lien Obligations.

“Second Lien Collateral Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Second Lien Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Discharge Date” means “Discharge Date”, as defined in the Second Lien Credit Agreement.

“Second Lien Financing Documents” means the “Financing Documents”, as defined in the Second Lien Credit Agreement.

“Second Lien Lenders” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Obligations” means all “Obligations”, as defined in the Second Lien Credit Agreement.

“Second Lien Permitted Actions” has the meaning assigned to such term in Section 3.01(a).

“Second Lien Required Lenders” means the “Required Lenders”, as defined in the Second Lien Credit Agreement.

“Second Lien Secured Parties” means the “Senior Secured Parties”, as defined in the Second Lien Credit Agreement.

“Second Lien Security Agreements” means “Security Agreements”, as defined in the Second Lien Credit Agreement.

“Second Lien Security Documents” means the “Security Documents”, as defined in the Second Lien Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

“Second Lien Transaction Documents” means the “Transaction Documents”, as defined in the Second Lien Credit Agreement.

“Second Priority Liens” means all Liens on the Second Lien Collateral to secure the Second Lien Obligations, whether created under the Second Lien Security Documents or acquired by possession, statute, operation of law, judgment, subrogation or otherwise.

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“Secured Parties” means the First Lien Secured Parties and the Second Lien Secured Parties.

“Security Documents” means the First Lien Security Documents and the Second Lien Security Documents.

“Senior Adequate Protection Liens” has the meaning assigned to such term in Section 6.01(a).

“Standstill Limit” has the meaning assigned to such term in Section 3.02(a)

“Standstill Period” has the meaning assigned to such term in Section 3.02(a).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

SECTION 1.03.      Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (b) any reference herein (i) to any Person shall be construed to include such Person’s successors and assigns and (ii) to any Borrower or any other Grantor shall be construed to include such Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for such Borrower or such Grantor, as the case may be, in any Insolvency or Liquidation Proceeding, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles or Sections shall be construed to refer to Articles or Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

Lien and Payment Subordination

SECTION 2.01.      Lien Priorities.

.

(a) Relative Priorities. Notwithstanding the date, manner or order of grant, attachment or perfection of any Second Priority Lien or any First Priority Lien, and notwithstanding any provision of the UCC or any other applicable law or the provisions of any Security Document or any other Loan Document or any other circumstance whatsoever, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby agrees that, so long as the Discharge of First Lien Obligations has not occurred, (i) any First Priority Lien now or hereafter held by or for the benefit of any First Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Second Priority Liens and (ii) any Second Priority Lien now or hereafter held by or for the benefit of any Second Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all First Priority Liens. The First Priority Liens shall be and remain senior in right, priority, operation, effect and all other respects to any Second Priority Liens for all purposes, whether or not any First Priority Liens are subordinated in any respect to any other Lien securing any other obligation of any Borrower, any other Grantor or any other Person.

(b) Prohibition on Contesting Liens. Each of the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, and the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that it will not, and hereby waives any right to, directly or indirectly, challenge, contest or support any other person in challenging or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding) or otherwise, the priority, validity or enforceability of any Second Priority Lien or any First Priority Lien, respectively.

(c) No New Liens. The parties hereto agree that, so long as the Discharge of First Lien Obligations has not occurred, none of the Grantors shall, or shall permit any of its subsidiaries to, (i) grant or permit any additional Liens on any asset to secure any Second Lien Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the First Lien Obligations or (ii) grant or permit any additional Liens on any asset to secure any First Lien Obligations unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Second Lien Obligations, with each such Lien to be subject to the provisions of this Agreement. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the Collateral Agents, as applicable, or the other First Lien Secured Parties or other Second Lien Secured Parties, as applicable, each Collateral Agent agrees (for itself and on behalf of the other Secured Parties it represents), that any amounts received by or distributed to any Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.01(c) shall be subject to Section 4.02.

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(d) Similar Liens and Agreements. The parties hereto acknowledge and agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing, the parties hereto agree:

(i) to cooperate in good faith in order to determine, upon any reasonable written request by the First Lien Collateral Agent or the Second Lien Collateral Agent, the specific assets included in the First Lien Collateral and the Second Lien Collateral, the steps taken to perfect the First Priority Liens and the Second Priority Liens thereon and the identity of the respective parties obligated under the First Lien Financing Documents and the Second Lien Financing Documents; and

(ii) that the documents, agreements and instruments creating or evidencing the First Lien Collateral and the First Priority Liens shall be in all material respects in the same form as the documents, agreements and instruments creating or evidencing the Second Lien Collateral and the Second Priority Liens, other than with respect to the first priority and second priority nature of the Liens created or evidenced thereunder, the identity of the Secured Parties that are parties thereto or secured thereby and other matters contemplated by this Agreement.

SECTION 2.02.      Payment Subordination.

(a) So long as the Discharge of First Lien Obligations has not occurred, no payments shall be made on account of the Second Lien Obligations; provided, however, that, subject to Sections 2.03 and 4.02, the following payments will be permitted solely if and when payable in accordance with the terms of the Second Lien Credit Agreement (as such agreement is in effect as of the date hereof, as it may be amended in accordance with the terms hereof or otherwise with the prior written consent of the First Lien Required Lenders):

  (i) cash interest payments (“Cash Interest Payments”);

  (ii) capitalization of Capitalized Interest (as defined in the Second Lien Credit Agreement) (“Capitalized Interest Payments”);

  (iii) payments pursuant to provisions of the Second Lien Credit Agreement providing for fees, expense reimbursement and indemnity (collectively, “Expense Amounts”);

  (iv) if at the time of such payment no First Lien Obligations are outstanding (or, with respect to payments under clause (y) below, receipt of prepayment thereof has been waived by one or more of the First Lien Lenders in accordance with the terms of the First Lien Credit Agreement), (y) optional and mandatory prepayments in accordance with the terms of Section 3.07 or 3.08, respectively, of the Second Lien Credit Agreement; provided that if payment is permitted under this clause (iv) by virtue of the waiver described in the preceding parenthetical, such payment shall only be allowed in an amount equal to the aggregate amount of prepayments so waived and (z) payment at maturity in accordance with the terms of the Second Lien Credit Agreement, including Section 8.03(b) thereof (the payments described in clauses (i) – (iv) of this Section 2.02(a), the “Allowed Payments”); and

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(v) payments made during and following an Insolvency or Liquidation Proceeding to the extent permitted by Article VI hereof and authorized by a court of competent jurisdiction, which payments shall be applied in accordance with the terms of such court authorization.

(b) Allowed Payments shall be paid and applied solely in accordance with the applicable terms of the Second Lien Credit Agreement (as such agreement is in effect as of the date hereof, as it may be amended in accordance with the terms hereof or otherwise with the prior written consent of the First Lien Required Lenders), including, as applicable, the terms and conditions regarding payments from the Project Accounts set forth in Article VIII thereof.

SECTION 2.03.      Payment Blockage. So long as the Discharge of First Lien Obligations has not occurred:

(a) if an Event of Default under Section 9.1(a) (Nonpayment) of the First Lien Credit Agreement occurs and is continuing and the Second Lien Collateral Agent has received written notice from the First Lien Collateral Agent (a “Blockage Notice”); or

(b) any Second Lien Agent or any other Second Lien Secured Party (i) receives a payment of cash interest in excess of the Cash Interest Payment permitted for the applicable period, (ii) is the beneficiary of a Capitalized Interest Payment in excess of that permitted for the applicable period or (iii) receives any payment in contravention of the terms hereof and, in each case, the Second Lien Collateral Agent has received a Blockage Notice, then no payments on account of the Second Lien Obligations (other than Expense Amounts due under the Second Lien Credit Agreement to any Agent thereunder (and as defined therein), which amounts shall be paid if and when due under the terms of the Second Lien Credit Agreement) shall be made until (y) in the case of a payment blockage in accordance with clause (a) of this Section 2.03, until the earlier to occur of (1) the 121st day after the date the applicable Blockage Notice was delivered and (2) the date on which such Event of Default is waived or otherwise cured in accordance with the terms of the First Lien Credit Agreement or (z) in the case of a payment blockage in accordance with clause (b) of this Section 2.03, until the earlier to occur of (1) the 121st day after the date the applicable Blockage Notice was delivered and (ii) the date on which either of the following occur, as applicable: (1) such excess amount of the Cash Interest Payment or the amount of the contravening payment, as applicable, is transferred to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties in accordance with Section 4.02 or (2) the excess amount of the Capitalized Interest Payment is reversed or otherwise corrected as between the Borrowers and the applicable Second Lien Lender.

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ARTICLE III

Enforcement of Rights; Matters Relating to Collateral

SECTION 3.01.      Exercise of Rights and Remedies.

(a) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced, the First Lien Collateral Agent and the other First Lien Secured Parties shall have the exclusive right to enforce any rights and exercise any remedies with respect to the Collateral (including making determinations regarding the release, Disposition or restrictions with respect to the Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding), in each case, without any consultation with or the consent of the Second Lien Collateral Agent or any other Second Lien Secured Party; and no Second Lien Secured Party may, directly or indirectly, contest or otherwise hinder the First Lien Secured Parties’ ability to so enforce, exercise or commence; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, the Second Lien Collateral Agent may file a proof of claim or statement of interest with respect to the Second Lien Obligations; (ii) the Second Lien Collateral Agent may take any action to preserve or protect the validity or enforceability of the Second Priority Liens, provided that no such action is, or could reasonably be expected to be, inconsistent with the terms of this Agreement, including the automatic release of Second Priority Liens provided in Section 3.04; (iii) the Second Lien Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including any such claims secured by the Collateral, in each case, to the extent not inconsistent with the terms of this Agreement; (iv) the Second Lien Secured Parties may exercise those rights and remedies as unsecured creditors as provided in Section 3.03; (v) in any Insolvency or Liquidation Proceeding, any Second Lien Secured Party may exercise rights expressly permitted pursuant to Article VI; and (vi) subject to Section 3.02, the Second Lien Collateral Agent and the other Second Lien Secured Parties may enforce any of their rights and exercise any of their remedies with respect to the Collateral after the termination of any applicable Standstill Period (but only if and to the extent that the First Lien Collateral Agent has not commenced, or is not diligently pursuing, the enforcement of rights or exercise remedies) (the actions described in this proviso being referred to herein as the “Second Lien Permitted Actions”).

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Except for the Second Lien Permitted Actions, unless and until the Discharge of First Lien Obligations has occurred, the sole right of the Second Lien Collateral Agent and the other Second Lien Secured Parties with respect to the Collateral shall be to receive a share of the Proceeds of the Collateral, if any are payable to the Second Lien Secured Parties in accordance with this Agreement (including after giving effect to Section 4.02) and the terms and conditions regarding payments from the Project Accounts set forth in Article VIII of the Second Lien Credit Agreement.

(b) In exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agent and/or the other First Lien Secured Parties may enforce the provisions of the First Lien Transaction Documents in accordance with the terms thereof and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur reasonable expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law. Nothing in this Section 3.01(b) shall be construed to limit or restrict any rights or remedies that the Second Lien Secured Parties may have pursuant to Section 3.01(a).

(c) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that, subject to Section 3.01(a)(v), no covenant, agreement or restriction contained in any Second Lien Security Document or any other Second Lien Transaction Document shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the other First Lien Secured Parties with respect to the Collateral as set forth in this Agreement and the other First Lien Transaction Documents.

(d) Notwithstanding anything in this Agreement to the contrary, following the acceleration of the Indebtedness then outstanding under the First Lien Credit Agreement, the Second Lien Secured Parties may, at their sole expense and effort, upon notice to the Borrowers’ Agent and the First Lien Collateral Agent, require the First Lien Secured Parties to transfer and assign to the Second Lien Secured Parties, without warranty or representation or recourse, all (but not less than all) of the First Lien Obligations; provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, and (y) the Second Lien Secured Parties shall have paid to the First Lien Collateral Agent, for the account of the First Lien Secured Parties, in immediately available funds, an amount equal to 100% of the principal of such Indebtedness, plus all accrued and unpaid interest thereon, plus all accrued and unpaid costs, fees and expenses plus all of any other First Lien Obligations then outstanding (which shall include, with respect to any Interest Rate Protection Agreements that constitute First Lien Obligations, 100% of the aggregate amount of such First Lien Obligations, giving effect to any netting arrangements that the applicable Borrower would be required to pay if such Interest Rate Protection Agreements were terminated at such time). In order to effectuate the foregoing, the First Lien Collateral Agent shall calculate, upon the written request of the Second Lien Collateral Agent (as directed by the Second Lien Required Lenders) from time to time, the amount in cash that would be necessary so to purchase the First Lien Obligations.

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SECTION 3.02.      No Interference. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, whether or not any Insolvency or Liquidation Proceeding has been commenced, the Second Lien Secured Parties, for so long as the Discharge of First Lien Obligations has not occurred:

(a) will not, except for Second Lien Permitted Actions, (i) enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff) with respect to any Collateral (including the enforcement of any right under any account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which the Second Lien Collateral Agent or any other Second Lien Secured Party is a party) or (ii) commence or join with any person (other than the First Lien Collateral Agent) in commencing, or petition for or vote in favor of any resolution for, any action or proceeding with respect to such rights or remedies (including any foreclosure action); provided, however, that the Second Lien Collateral Agent may enforce or exercise any or all such rights and remedies, or commence, join with any person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, after a period of 120 days has elapsed since the date on which any First Lien Agent has delivered to any Second Lien Agent written notice of an Event of Default (the “Standstill Period”); provided further, however, that (A) notwithstanding the expiration of the Standstill Period or anything herein to the contrary (other than clause (B) below), in no event shall the Second Lien Collateral Agent or any other Second Lien Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the First Lien Collateral Agent or any other First Lien Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to any Collateral or any such action or proceeding (prior written notice thereof to be given to the Second Lien Collateral Agent by the First Lien Collateral Agent, which notice shall comply with any applicable notice requirements under Article 9 of the UCC), but in limitation of the foregoing, during any consecutive 365-day period, the aggregate number of days in which the Second Lien Collateral Agent shall be subject to a Standstill Period shall not exceed 180 days (a “Standstill Limit”) and (B) if, upon the expiration of the Standstill Period (or such earlier expiration by virtue of a Standstill Limit), the First Lien Collateral Agent (or any First Lien Secured Party) has not commenced, or is not diligently pursuing, the enforcement or exercise of any rights or remedies with respect to any Collateral or any such action or proceeding, the Second Lien Collateral Agent (or any Second Lien Secured Party) shall provide prior written notice to the First Lien Collateral Agent (which notice shall comply with any applicable notice requirements under Article 9 of the UCC) prior to its enforcing or exercising any rights or remedies with respect to the Collateral;

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(b) subject to Section 3.01(a)(v), will not, directly or indirectly, contest, protest or object to any foreclosure action or proceeding brought by the First Lien Collateral Agent or any other First Lien Secured Party, or any other enforcement or exercise by any First Lien Secured Party of any rights or remedies relating to the Collateral under the First Lien Transaction Documents or otherwise, so long as Second Priority Liens attach to the Proceeds thereof subject to the relative priorities set forth in Section 2.01(a);

(c) subject to the rights of the Second Lien Secured Parties under clause (a) above and Section 3.01(a)(v), will not object to the forbearance by the First Lien Collateral Agent or any other First Lien Secured Party from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to the Collateral;

(d) will not, except for Second Lien Permitted Actions, take or receive any Collateral, or any Proceeds thereof or payment with respect thereto, in connection with the exercise of any right or enforcement of any remedy (including any right of setoff) with respect to any Collateral or in connection with any insurance policy award under a policy of insurance relating to any Collateral or any condemnation award (or deed in lieu of condemnation) relating to any Collateral;

(e) will not, except for Second Lien Permitted Actions, take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of remedies under the First Lien Transaction Documents, including any Disposition of any Collateral, whether by foreclosure or otherwise;

(f) will not, except for Second Lien Permitted Actions, object to the manner in which the First Lien Collateral Agent or any other First Lien Secured Party may seek to enforce or collect the First Lien Obligations or the First Priority Liens, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or any other First Lien Secured Party is, or could be, adverse to the interests of the Second Lien Secured Parties, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law; and

(g) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise or whether as a Second Lien Secured Party, an unsecured creditor or otherwise, to challenge or question the validity or enforceability of any First Lien Obligation or any First Lien Security Document, including this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

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SECTION 3.03.      Rights as Unsecured Creditors. The Second Lien Collateral Agent and the other Second Lien Secured Parties may, in accordance with the terms hereof and of the Second Lien Transaction Documents and applicable law, file pleadings, objections, motions or agreements that assert rights available to unsecured creditors and may enforce rights and exercise remedies available to unsecured creditors, subject to Section 3.02(g) and provided that no such action is otherwise inconsistent with the terms of this Agreement.

SECTION 3.04.      Automatic Release of Second Priority Liens. If, in connection with (i) any Disposition of any Collateral permitted under the terms of the First Lien Transaction Documents (as such documents are in effect as of the date hereof, as they may be amended in accordance with the terms hereof or as otherwise agreed to by the Second Lien Required Lenders (including by means of an amendment of the First Lien Credit Agreement permitted hereunder)), (ii) a sale in the ordinary course pursuant to section 363 of the Bankruptcy Code, the entry of an order of a court of competent jurisdiction relating to a sale other than in the ordinary course pursuant to section 363 of the Bankruptcy Code, or in connection with the confirmation of a plan of reorganization or otherwise in any Insolvency or Liquidation Proceeding, or (iii) the enforcement or exercise of any rights or remedies with respect to the Collateral, including any Disposition of Collateral, the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, (x) releases any of the First Priority Liens, or (y) releases any Guarantor from its obligations under any guarantee of the First Lien Obligations (in each case, a “Release”), other than any such Release granted in connection with the Discharge of First Lien Obligations, then the Second Priority Liens on such Collateral, and the obligations of such Guarantor under its guarantee of the Second Lien Obligations shall be automatically, unconditionally and simultaneously released, and the Second Lien Collateral Agent is hereby directed to promptly execute and deliver, for itself and on behalf of the other Second Lien Secured Parties, at the time of such Release, to the First Lien Collateral Agent, the relevant Grantor and/or such Guarantor such termination statements, releases and other documents as the First Lien Collateral Agent, the relevant Grantor and/or Guarantor may reasonably request to effectively confirm such Release.

SECTION 3.05.      Insurance and Condemnation Awards. So long as the Discharge of First Lien Obligations has not occurred, the First Lien Collateral Agent and the other First Lien Secured Parties shall have the exclusive right, subject to the rights of the Grantors under the First Lien Transaction Documents, to settle and adjust claims in respect of Collateral under policies of insurance covering Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral. All proceeds of any such policy and any such award, and any payments with respect to a deed in lieu of condemnation, shall be paid in accordance with Section 8.07 of the First Lien Credit Agreement and Section 8.07 of the Second Lien Credit Agreement; provided that if each of the Discharge of First Lien Obligations and the Second Lien Discharge Date has occurred, such proceeds any payments, if any, shall be paid to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Collateral Agent or any other Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall turn over such proceeds pursuant to Section 4.02.

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ARTICLE IV

Payments

SECTION 4.01.      Application of Proceeds.

(a) So long as the Discharge of First Lien Obligations has not occurred, any Collateral or Proceeds thereof received by the First Lien Collateral Agent or any other First Lien Secured Party in connection with any Disposition of, or collection on, such Collateral upon the enforcement or exercise of any right or remedy (including any right of setoff) shall be applied by the First Lien Collateral Agent to the First Lien Obligations in accordance with the terms of the First Lien Credit Agreement.

(b) Upon the Discharge of First Lien Obligations:

(i) any remaining Collateral or Proceeds thereof received by the First Lien Collateral Agent as described in clause (a) of this Section 4.01 shall be delivered by the First Lien Collateral Agent to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties to be applied in accordance with the terms of the Second Lien Credit Agreement; and

(ii) the First Lien Collateral Agent shall deliver to the Second Lien Collateral Agent all remaining Collateral and any Proceeds thereof then held by it, if any, in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Second Lien Collateral Agent to the Second Lien Obligations in accordance with the terms of the Second Lien Credit Agreement.

SECTION 4.02.      Turn Over. So long as the Discharge of First Lien Obligations has not occurred, (a) any Collateral, or (b) any Proceeds thereof or payment with respect thereto (together with assets or Proceeds subject to Liens referred to in the final sentence of Section 2.01(c)), other than the Allowed Payments, received by the Second Lien Collateral Agent or any other Second Lien Secured Party with respect to the Collateral, or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), in contravention of this Agreement shall be segregated and held in trust and promptly transferred to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

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SECTION 4.03.      Certain Agreements with Respect to Unenforceable Liens. Notwithstanding anything to the contrary contained herein, if a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then the Second Lien Collateral Agent and the Second Lien Secured Parties agree that, any Distribution, Proceeds or recovery they may receive with respect to, or allocable to, the value of the assets intended to constitute such Collateral or any Proceeds thereof shall (for so long as the Discharge of First Lien Obligations has not occurred) be segregated and held in trust and promptly paid over to the First Lien Collateral Agent (to hold and apply, if and as applicable, in accordance with the terms hereof) in the same form as received, without recourse, representation or warranty (other than a representation of the Second Lien Collateral Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct until such time as the Discharge of First Lien Obligations has occurred.

ARTICLE V

Bailment for Perfection of Certain Security Interests

SECTION 5.01.      Bailment. The Second Lien Collateral Agent agrees that if it shall at any time hold a Lien on any Collateral that can be perfected by the possession (the “Pledged Collateral”) or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Second Lien Collateral Agent, or of agents or bailees of the Second Lien Collateral Agent (such Collateral being collectively referred to herein as the “Pledged or Controlled Collateral”), the Second Lien Collateral Agent shall, solely for the purpose of perfecting the First Priority Liens granted under the First Lien Financing Documents and subject to the terms and conditions of this Article V and this Agreement, also hold such Pledged or Controlled Collateral as gratuitous bailee for the First Lien Collateral Agent. In furtherance of the foregoing, but relating solely to the Project Accounts, each of the First Lien Agents, Second Lien Agents and Borrowers agrees that (i) until the Second Lien Discharge Date, with respect to the Second Lien Collateral Agent, and until the First Lien Discharge Date with respect to the First Lien Collateral Agent, the Credit Agreements are intended to provide both the First Lien Collateral Agent and the Second Lien Collateral Agent with “control” (within the meaning of Section 8106(d)(2) or Section 9-104(a) (as applicable) of the UCC) of the Project Accounts and each Borrower’s “security entitlements” (within the meaning of Section 8102(a)(17) of the UCC) with respect to the Financial Assets credited to the Project Accounts and (ii) it is such party’s intention that the Lien of the Second Lien Collateral Agent in the Project Accounts remain perfected while allowing the First Lien Collateral Agent to perfect, as of the Closing Date under (and as defined in) the First Lien Credit Agreement, its Lien in the Project Accounts, and thereafter that the Liens of both the Second Lien Collateral Agent and the First Lien Collateral Agent in the Project Accounts be and remain perfected.

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SECTION 5.02.      Instruction of First Lien Collateral Agent. So long as the Discharge of First Lien Obligations has not occurred, if the First Lien Collateral Agent intends, pursuant to the terms of this Agreement, to enforce any rights and/or exercise any remedies with respect to the Pledged Collateral (including any release, Disposition or restrictions with respect thereto), the Second Lien Collateral Agent shall comply with written instructions delivered to it by the First Lien Collateral Agent in furtherance of any such enforcement or exercise with respect to the Pledged Collateral, without any consent of the Second Lien Secured Parties.

SECTION 5.03.      Obligations of Bailee.

(a) The obligations and responsibilities of the Second Lien Collateral Agent to the First Lien Collateral Agent and the other First Lien Secured Parties under this Article V shall be limited solely to (i) holding or controlling the Pledged or Controlled Collateral as gratuitous bailee and (ii) complying with instructions delivered by the First Lien Collateral Agent, in each case in accordance with this Article V. Without limiting the foregoing, the Second Lien Collateral Agent shall have no obligation or responsibility to ensure that any Pledged or Controlled Collateral is genuine or owned by any of the Grantors. The Second Lien Collateral Agent acting pursuant to this Article V shall not, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship in respect of any other Second Lien Secured Party, the First Lien Collateral Agent or any other First Lien Secured Party. Upon the Second Lien Discharge Date, the Second Lien Collateral Agent shall transfer the possession and control of the Pledged or Controlled Collateral (other than the Project Accounts), together with any necessary endorsements but without recourse, representation or warranty (other than a representation of the Second Lien Collateral Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such Pledged or Controlled Collateral), (i) if the First Lien Obligations are outstanding at such time, to the First Lien Collateral Agent, or (ii) if the Discharge of First Lien Obligations has occurred, to the applicable Grantor, in each case so as to allow such person to obtain possession and control of such Pledged or Controlled Collateral.

ARTICLE VI

Insolvency or Liquidation Proceedings

SECTION 6.01.      DIP Financing; Adequate Protection.

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(a) Until the Discharge of First Lien Obligations, if an Insolvency or Liquidation Proceeding has commenced, the Second Lien Agent agrees, for itself and on behalf of the other Second Lien Secured Parties, that no Second Lien Secured Party will, directly or indirectly, contest, protest, or object to, and each Second Lien Secured Party will be deemed to have consented to, and hereby consents in advance to, (i) any use, sale, or lease of “cash collateral” (as defined in section 363(a) of the Bankruptcy Code), and (ii) any Borrower or any other Grantor obtaining DIP Financing if any First Lien Agent consents to such use, sale, or lease, or DIP Financing; provided that (A) in the case of a DIP Financing, the Second Lien Collateral Agent is not required, as a condition to such DIP Financing, to release any Second Priority Lien as the same may exist at the time of such DIP Financing, (B) any Second Lien Secured Party may seek adequate protection as permitted by Section 6.01(b), (C) any Second Lien Secured Party may object to the amount of any DIP Financing if, after taking into account the principal amount of such DIP Financing (after giving effect to any Refinancing or “roll-up” of First Lien Obligations) on any date, the sum of the then outstanding principal amount of any First Lien Obligations and the then outstanding principal amount of any DIP Financing would exceed the Maximum First Lien Principal Amount, plus $5,000,000, and (D) in the case of a DIP Financing, the Liens securing such DIP Financing are pari passu with, or superior in priority to, the then outstanding First Lien Obligations and the First Priority Liens, respectively. Second Lien Agent further agrees, for itself and on behalf of the other Second Lien Secured Parties: (1) that adequate notice to the Second Lien Secured Parties for such DIP Financing or use of cash collateral shall be deemed to have been given to the Second Lien Secured Parties if any Second Lien Agent receives notice in advance of the hearing to approve such DIP Financing or use of cash collateral on an interim basis and at least five (5) Business Days in advance of the hearing to approve such DIP Financing or use of cash collateral on a final basis, (2) that such DIP Financing may, and any First Lien Obligations will, be secured by Liens on all or a part of the assets of the Borrowers or any other Grantor that shall be superior in priority to the Liens on the assets of such Grantor held by any other Person, (3) to subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens (x) to the Liens securing such DIP Financing (the “DIP Liens”) on the same terms as the Second Priority Liens are subordinated to the First Priority Liens (and such subordination to the DIP Liens will not alter in any manner the terms of this Agreement), (y) to any “replacement Liens” or Liens on additional collateral granted to the First Lien Secured Parties as adequate protection of their interests in the Collateral, which Liens shall be junior in priority to the DIP Liens, but senior in priority to the First Priority Liens (the “Senior Adequate Protection Liens”) and (z) to any “carve-out” agreed to by any First Lien Agent or any other First Lien Secured Party and (4) that any customary “carve-out” or other similar administrative priority expense or claim consented to in writing by any First Lien Agent (or granted pursuant to any order in any Insolvency or Liquidation Proceeding as to which the First Lien Agents did not object) to be paid prior to the Discharge of First Lien Obligations will be deemed for purposes of Section 6.2 to be a use of cash collateral. No Second Lien Secured Party shall, directly or indirectly, provide or propose, or support any other Person in providing or proposing, DIP Financing to any Grantor, unless (aa) none of the First Lien Lenders provides or proposes to provide any DIP Financing to any Grantor and (bb) any DIP Financing provided or proposed by any Second Lien Lender (x) would not be secured by Liens equal or senior in priority to the First Priority Liens or afford the lenders thereunder a claim that is equal or senior in priority to any adequate protection claims of the First Lien Secured Parties in respect of their interests in the Collateral, (y) does not include any provisions requiring the sale of any Collateral pursuant to section 363 of the Bankruptcy Code or dictating the terms of a plan of reorganization or similar dispositive restructuring plan and (z) does not contain any other provision that is inconsistent with the terms of this Agreement.

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(b) Until the Discharge of First Lien Obligations, the Second Lien Agent agrees, for itself and on behalf of the other Second Lien Secured Parties, that no Second Lien Secured Party shall, directly or indirectly, contest, or support any other person in contesting, (i) any request by the First Lien Collateral Agent or any other First Lien Secured Party for adequate protection in any form, (ii) any objection, based on a claim of a lack of adequate protection, by the First Lien Collateral Agent or any other First Lien Secured Party to any motion, relief, action or proceeding or (iii) any request by the First Lien Agent for relief from any stay or other relief based upon a lack of adequate protection or any other reason. Notwithstanding Section 6.01(a), in an Insolvency or Liquidation Proceeding: (A) except as permitted in this Section 6.01(b), no Second Lien Secured Party may seek or request adequate protection, including payments in cash, or relief from the automatic stay imposed by section 362 of the Bankruptcy Code, (B) if a First Lien Secured Party is granted Senior Adequate Protection Liens, then any Second Lien Agent may seek or request the allowance (but not the payment) of adequate protection in the form of a Lien on the Collateral subject to the Senior Adequate Protection Liens (the “Junior Adequate Protection Liens”), which Junior Adequate Protection Liens will be subordinated to (and no such subordination will alter in any manner the terms of this Agreement): (w) the DIP Liens on the same terms (but on a basis junior to the First Priority Liens) as the First Priority Liens are subordinated to the DIP Liens; (x) the Senior Adequate Protection Liens on the same basis as the Second Priority Liens are subordinated to the First Priority Liens under this Agreement; (y) the First Priority Liens on the same basis as the Second Priority Liens are subordinated to the First Priority Liens under this Agreement and (z) any “carve-out” or other similar administrative priority expense or claim agreed to by any First Lien Agent or any other First Lien Secured Party; provided that any failure of the Second Lien Secured Parties to obtain such Junior Adequate Protection Liens shall not impair or otherwise affect the agreements, undertakings and consents of the Second Lien Secured Parties hereunder; and (C) if a First Lien Secured Party is granted adequate protection in the form of a claim under section 507(b) of the Bankruptcy Code, then the Second Lien Agent may seek or request adequate protection in the form of a subordinate claim under section 507(b) of the Bankruptcy Code. Any claim by a Second Lien Secured Party under section 507(b) of the Bankruptcy Code will be subordinate in right of payment to any claim of the First Lien Secured Parties (and the lenders under any DIP Financing) under section 507(b) of the Bankruptcy Code and any payment thereof will be deemed to be Proceeds of Collateral and the Second Lien Secured Parties hereby waive their rights under section 1129(a)(9) of the Bankruptcy Code and consent and agree that such section 507(b) claims may be paid under a plan of reorganization in any form having a value on the effective date of such plan equal to the allowed amount of such claims. Except as expressly set forth above, the Second Lien Secured Parties shall not seek or request adequate protection in any Insolvency or Liquidation Proceeding, and the First Lien Secured Parties may oppose any adequate protection proposed to be made by any Grantor to the Second Lien Secured Parties. Furthermore, in the event that any Second Lien Secured Party actually receives any payment of (or through) adequate protection in any Insolvency or Liquidation Proceeding (including any payment in respect of a claim granted under section 5.07(b) of the Bankruptcy Code), the same shall be segregated and held in trust and promptly paid over to the First Lien Collateral Agent, for the benefit of the First Lien Secured Parties, in the same form as received, with any necessary endorsements, and each Second Lien Secured Party hereby authorizes the First Lien Collateral Agent to make any such endorsements as agent for the Second Lien Agent (which authorization, being coupled with an interest, is irrevocable) to be held or applied by the First Lien Collateral Agent in accordance with the terms of the First Lien Financing Documents until the Discharge of First Lien Obligations shall have occurred before any of the same may be retained by one or more of the Second Lien Secured Parties. Each Second Lien Secured Party irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority to pay or otherwise deliver all such payments to the First Lien Collateral Agent.

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SECTION 6.02.      Relief from the Automatic Stay. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, so long as the Discharge of First Lien Obligations has not occurred, no Second Lien Secured Party shall, without the prior written consent of the First Lien Collateral Agent, seek or request relief from or modification of, or oppose any motion made by the First Lien Collateral Agent or any other First Lien Secured Party seeking or requesting relief from or modification of, the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Collateral, any Proceeds thereof or any Second Priority Lien.

SECTION 6.03.      Reorganization Securities. Nothing in this Agreement prohibits or limits the right of a Second Lien Secured Party to receive and retain (a) any debt or equity securities that are issued by a Grantor pursuant to a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency or Liquidation Proceeding; provided that any debt or equity securities received prior to the Discharge of First Lien Obligations by a Second Lien Secured Party on account of a Second Lien Obligation that constitutes a distribution from or in respect of the value of Collateral, whether such distribution is made in respect of a “secured claim” within the meaning of section 506(b) of the Bankruptcy Code (except as provided below) or (except as provided below) otherwise, will be paid over or otherwise transferred to the First Lien Agents for the benefit of the First Lien Secured Parties, unless such distribution is made under a plan that is consented to by the affirmative vote of all classes composed of the secured claims of the First Lien Secured Parties (and such classes do not include the claims of any creditors other than First Lien Secured Parties), or (b) any Distribution received by such Second Lien Secured Party pursuant to a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency or Liquidation Proceeding in respect of any claim classified under such plan as an unsecured claim in accordance with section 506(a)(1) of the Bankruptcy Code.

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SECTION 6.04.      Post-Petition Interest.

(a) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any other First Lien Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the First Priority Liens (it being understood and agreed that such value shall be determined without regard to the existence of the Second Priority Liens on the Collateral).

(b) The First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, agrees that no First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any other Second Lien Secured Party for allowance (but not payment) in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Second Priority Liens (it being understood and agreed that such value shall be determined taking into account the First Priority Liens on the Collateral).

SECTION 6.05.      Certain Waivers by the Second Lien Secured Parties. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, waives any claim any Second Lien Secured Party may hereafter have against any First Lien Secured Party arising out of (a) the election by any First Lien Secured Party of the application of section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, or (b) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral, in any Insolvency or Liquidation Proceeding.

SECTION 6.06.      Voting Matters.

(a) The Second Lien Collateral Agent on behalf of the Second Lien Secured Parties, agrees that no Second Lien Secured Party shall propose, support or vote in favor of any plan of reorganization with respect to any Grantor that provides for treatment of the First Lien Secured Parties, the First Lien Obligations, the Second Lien Secured Parties or the Second Lien Obligations in a manner, or that is otherwise, inconsistent with this Agreement.

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(b) Each of the First Lien Collateral Agent, on behalf of the First Lien Secured Parties and the Second Lien Collateral Agent on behalf of the Second Lien Secured Parties, agrees that, without the written consent of the other, it will not seek to vote with the other as a single class in connection with any plan of reorganization in any Insolvency or Liquidation Proceeding.

(c) Except as provided in this Section 6.06, nothing in this Agreement is intended, or shall be construed, to limit the ability of any First Lien Secured Party or any Second Lien Secured Party to vote on any plan of reorganization.

SECTION 6.07.      363 Sales. Notwithstanding anything to the contrary contained herein, the Second Lien Secured Parties will not, directly or indirectly, contest, protest, or object, and will be deemed to have consented pursuant to section 363(f) of the Bankruptcy Code, to a Disposition of Collateral, or the process or procedures for obtaining bids for and effecting a Disposition of Collateral (including the right of the First Lien Secured Parties to credit bid and the retention by the Borrowers of professionals in connection with any potential Disposition), or any motion or order in connection with any such Disposition, process or procedures, under section 363 of the Bankruptcy Code (or any other provision of the Bankruptcy Code or applicable Bankruptcy Law), if any First Lien Agent consents to such Disposition, such process or procedures or such motion or order; provided that (a) either (i) pursuant to court order, the Second Priority Liens attach to the net Proceeds of the Disposition with the same priority and validity as the Second Priority Liens on such Collateral, and the Second Priority Liens remain subject to the terms of this Agreement, or (ii) the net Proceeds of a Disposition of Collateral received by First Lien Collateral Agent in excess of those necessary to achieve the Discharge of First Lien Obligations are distributed in accordance with the Second Lien Credit Agreement, UCC and applicable law, and (b) the net cash Proceeds of any Disposition under section 363(b) of the Bankruptcy Code are applied to any DIP Financing or to the First Lien Obligations or are set aside for a wind-down, liquidation or similar fund. Notwithstanding the foregoing, the Second Lien Agent, on behalf of itself and the other Second Lien Secured Parties, may raise any objections to any such Disposition that could be raised by any creditor of the Obligors whose claims were not secured by any Liens on such Collateral, provided such objections are not inconsistent with any other term or provision of this Agreement and are not based on the status of the Second Lien Agent or the Second Lien Secured Parties as secured creditors (without limiting the foregoing, neither the Second Lien Agent nor the Second Lien Secured Parties may raise any objections based on rights afforded by sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or by any comparable provision of any Bankruptcy Law)) with respect to the Liens granted to the Second Lien Agent.

ARTICLE VII

Other Agreements

SECTION 7.01.      Matters Relating to Loan Documents.

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(a) The First Lien Secured Parties may (i) amend, restate, supplement or otherwise modify the First Lien Financing Documents at any time and/or (ii) Refinance the First Lien Obligations with Permitted Refinancing Indebtedness, in each case without the consent of any Second Lien Secured Party (but with notice to the Second Lien Collateral Agent at least five (5) days prior to the consummation of any such modification or Refinancing); provided, however, that, without the consent of the Second Lien Required Lenders, no such amendment, restatement, supplement, modification and/or Refinancing with Permitted Refinancing Indebtedness shall (1) result in the sum of (A) the aggregate principal amount of Indebtedness outstanding under the First Lien Financing Documents (as so amended, restated, amended and restated, supplemented, modified and/or Refinanced) plus (B) the undrawn portion of any commitments to loan or extend credit under the First Lien Financing Documents (as so amended, restated, amended and restated, supplemented, modified and/or Refinanced) exceeding the Maximum First Lien Principal Amount; (2) increase the interest rate margin or similar component of the interest rate under the First Lien Financing Documents by more than 200 basis points (excluding increases resulting from the accrual of interest at the default rate provided in the First Lien Credit Agreement in effect as of the date hereof); (3) shorten the maturity or weighted average life to maturity of the First Lien Obligations, except with respect to an amendment, restatement, supplement, modification and/or Refinancing consummated in connection with or as a result of an event of default under the applicable First Lien Financing Document; (4) extend the scheduled maturity date of any Indebtedness under the First Lien Credit Agreement or any Refinancing thereof beyond the latest scheduled maturity of the Indebtedness under the Second Lien Credit Agreement; or (5) otherwise be in contravention of this Agreement or the First Lien Credit Agreement.

(b) The Second Lien Secured Parties may amend, restate, supplement or otherwise modify the Second Lien Financing Documents at any time, in each case without the consent of any First Lien Secured Party (but with notice to the First Lien Collateral Agent at least five (5) days prior to the consummation of any such modification); provided, however, that, without the consent of the First Lien Required Lenders, no such amendment, restatement, supplement, modification shall (1) result in the aggregate principal amount of Indebtedness outstanding, plus the amount of any commitment to make loans or extend credit, under the Second Lien Financing Documents (as so amended, restated, amended and restated, supplemented and/or modified) exceeding the sum of (y) the aggregate principal amount of Indebtedness outstanding, plus the amount of any commitment to make loans or extend credit, under the Second Lien Financing Documents as of the date hereof, plus (z) $5,000,000; provided, that such increase in the aggregate principal amount shall be subordinated on the same terms as the Indebtedness outstanding under the Second Lien Financing Document as of the date hereof; (2) increase the interest rate margin or similar component of the interest rate under the Second Lien Financing Documents (excluding increases resulting from the accrual of interest at the default rate provided in the Second Lien Credit Agreement) provided in the Second Lien Credit Agreement; provided, however, that the interest rate margin (as such term is defined in the Second Lien Credit Agreement) may be increased by no more than 200 basis points (excluding increases resulting from the accrual of interest at the default rate provided in the Second Lien Credit Agreement in effect as of the date hereof); (3) shorten the maturity or weighted average life to maturity of the Second Lien Obligations; (4) change the prepayment or defeasance provisions in a manner adverse to the First Lien Secured Parties; (5) add or modify covenants or events of defaults in a manner adverse to the First Lien Secured Parties in any material respect, except to the extent the same additions or modifications are made to the applicable terms of the applicable First Lien Credit Document; (6) add to the Second Lien Collateral, other than as specifically provided herein; (7) amend any of Sections 8.03(b), 8.09(b), 8.10(b), 8.12, 8.16(b), 8.18(a), 8.18(b), 10.01(d) or 10.01(f) of the Second Lien Credit Agreement or (8) otherwise be in contravention of this Agreement or the First Lien Credit Agreement.

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(c) In the event that the First Lien Collateral Agent or the other First Lien Secured Parties and the relevant Grantor enter into any amendment, restatement, supplement, modification, waiver and/or consent in respect of any of the First Lien Security Documents (other than this Agreement), then such amendment, restatement, supplement, modification, waiver and/or consent shall apply automatically to any comparable provisions of the applicable Comparable Second Lien Security Document, in each case, without the consent of any Second Lien Secured Party and without any action by the Second Lien Collateral Agent, any Borrower or any other Grantor; provided, that (i) no such amendment, restatement, supplement, modification, waiver and/or consent shall amend, modify or otherwise affect (y) the rights or duties of any Second Lien Agent without its prior written consent or (z) the rights or obligations of any Second Lien Lender if such Second Lien Lender has the right to consent to any such amendment, restatement, supplement, modification, waiver or consent pursuant to Section 11.01 of the Second Lien Credit Agreement (as such agreement is in effect as of the date hereof, as it may be amended in accordance with the terms hereof) and has not so consented; and (ii) notice of such amendment, restatement, supplement, modification, waiver and/or consent shall have been given to the Second Lien Agents no later than the tenth (10th) Business Day following the effective date of such amendment, restatement, supplement, modification, waiver and/or consent.

(d) Each of the Borrowers, First Lien Agents and Second Lien Agents hereby acknowledge and agree that:

  (i) each Second Lien Security Document covering any Second Lien Collateral (other than this Agreement) shall:

(A)           as of the date hereof, be qualified in its entirety (including provisions regarding the priority of the Second Priority Liens; the exercise of rights and remedies in and to, and release and disposal of, Second Lien Collateral and the application of any and all proceeds of any such exercise, release or disposal), by the terms and conditions set forth herein as if each of the same had been amended to contain a provision to such effect; and

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(B)           be amended upon the reasonable request of the First Lien Collateral Agent to reflect the subordination, pursuant to this Agreement, of the security interest evidenced thereby to the security interest in favor of the First Lien Collateral Agent in such Collateral;

  (ii) this Agreement shall be a “Security Document” under and for purposes of the First Lien Credit Agreement and the Second Lien Credit Agreement, including, for the avoidance of doubt, for the purpose of entitling the First Lien Agents and the Second Lien Agents to the rights, privileges, protections, immunities, benefits and indemnities provided such Persons, acting in such capacities, in the applicable Credit Agreement.

(e) Each of the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, and the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agree that:

  (i) the Collateral Agents will deliver instructions (including a Notice of Suspension) to the Accounts Bank only if and to the extent such Collateral Agent, as the case may be, is permitted to so instruct the Accounts Bank in accordance with the terms of this Agreement; and

  (ii) upon the resignation of the Accounts Bank pursuant to the terms of the Credit Agreements, pursuant to Section 10.06 a successor Accounts Bank will be appointed to act in such capacity under both Credit Agreements by Required Lenders of the Revolving Loan Class, the Required Lenders of the Tranche A-1 Term Loan Class (as each such term is defined in the Second Lien Credit Agreement) and the First Lien Required Lenders.

SECTION 7.02.      Effect of Refinancing of First Lien Obligations. If, substantially contemporaneously with the Discharge of First Lien Obligations, the Borrower Refinances Indebtedness outstanding under the First Lien Financing Documents and provided that (a) such Refinancing is effected with Permitted Refinancing Indebtedness and (b) the Borrower gives to the Second Lien Collateral Agent, at least ten (10) days prior to such Refinancing, written notice (the “Refinancing Notice”) electing the application of the provisions of this Section 7.02 to such Refinancing Indebtedness, then (i) such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, (ii) such Refinanced Indebtedness and all other obligations under the loan documents evidencing such Indebtedness (the “New First Lien Obligations”) shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien and payment priorities and rights in respect of Collateral set forth herein, (iii) the credit agreement and the other loan documents evidencing such Refinanced Indebtedness (the “New First Lien Transaction Documents”) shall automatically be treated as the First Lien Credit Agreement and the First Lien Financing Documents and, in the case of New First Lien Transaction Documents that are security documents, as the First Lien Security Documents for all purposes of this Agreement and (iv) the collateral agent under the New First Lien Transaction Documents (the “New First Lien Collateral Agent”) shall be deemed to be the First Lien Collateral Agent for all purposes of this Agreement. Upon receipt of a Refinancing Notice, which notice shall include the identity of the New First Lien Collateral Agent, the Second Lien Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrowers’ Agent or such New First Lien Collateral Agent may reasonably request in order to provide to the New First Lien Collateral Agent the rights and powers contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The Borrowers’ Agent shall cause the agreement, document or instrument pursuant to which the New First Lien Collateral Agent is appointed to provide that the New First Lien Collateral Agent agrees to be bound by the terms of this Agreement. For the sake of clarity, should any Refinancing not be effected with Permitted Refinancing Indebtedness, this Agreement shall no longer be effective as to the New First Lien Obligations and/or the New First Lien Transaction Documents and the parties to such Refinancing shall negotiate a new Intercreditor agreement with respect to such Refinancing.

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SECTION 7.03.      No Waiver by First Lien Secured Parties. Other than with respect to the Second Lien Permitted Actions and except as provided in Sections 6.01(b), 6.04(b) and 7.01(b), nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any other First Lien Secured Party from opposing, challenging or objecting to, in any Insolvency or Liquidation Proceeding or otherwise, any action taken, or any claim made, by the Second Lien Collateral Agent or any other Second Lien Secured Party, including any request by the Second Lien Collateral Agent or any other Second Lien Secured Party for adequate protection or any exercise by the Second Lien Collateral Agent or any other Second Lien Secured Party of any of its rights and remedies under the Second Lien Transaction Documents or otherwise.

SECTION 7.04.      Reinstatement. The First Lien Obligations shall continue to be treated as First Lien Obligations and the provisions of this Agreement shall continue to govern the relative rights and priorities of the First Lien Secured Parties and the Second Lien Secured Parties until the Discharge of First Lien Obligations has occurred, even if all or part of the First Lien Obligations or the First Priority Liens are subordinated, set aside, avoided, invalidated or disallowed in connection with any Insolvency or Liquidation Proceeding, and this Agreement shall be reinstated if at any time any payment of the First Lien Obligations is rescinded or must otherwise be returned by any First Lien Secured Party.

SECTION 7.05.      Further Assurances. Each of the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, and the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, and each Grantor, for itself and on behalf of its subsidiaries, if any, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the First Lien Collateral Agent or the Second Lien Collateral Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien and payment priorities provided for herein.

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ARTICLE VIII

Representations and Warranties

SECTION 8.01.      Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

(b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

ARTICLE IX

No Reliance; No Liability; Obligations Absolute

SECTION 9.01.      No Reliance; Information. Each of the Collateral Agents, for itself and on behalf of the respective other Secured Parties, acknowledges that (a) each of the respective Secured Parties have, independently and without reliance upon any of the First Lien Administrative Agent, the Second Lien Administrative Agent, First Lien Secured Party, Second Lien Secured Party, First Lien Collateral Agent or Second Lien Collateral Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Loan Documents to which they are party and (b) the respective Secured Parties will, independently and without reliance upon any of the First Lien Administrative Agent, the Second Lien Administrative Agent, First Lien Secured Party, Second Lien Secured Party, First Lien Collateral Agent or Second Lien Collateral Agent, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decision in taking or not taking any action under this Agreement or any other Loan Document to which they are party. The First Lien Secured Parties and the Second Lien Secured Parties shall have no duty to disclose to any Second Lien Secured Party or to any First Lien Secured Party, respectively, any information relating to any Borrower, any other Grantor or any of their respective subsidiaries, if any, or any other circumstance bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations, as the case may be, that is known or becomes known to any of them or any of their Affiliates. In the event any First Lien Secured Party or any Second Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, respectively, any Second Lien Secured Party or any First Lien Secured Party, it shall be under no obligation (i) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

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SECTION 9.02.      No Warranties or Liability.

(a) The First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Second Lien Collateral Agent nor any other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Transaction Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the First Lien Collateral Agent nor any other First Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Transaction Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(b) The Second Lien Collateral Agent and the other Second Lien Secured Parties shall have no express or implied duty to the First Lien Collateral Agent or any other First Lien Secured Party, and the First Lien Collateral Agent and the other First Lien Secured Parties shall have no express or implied duty to the Second Lien Collateral Agent or any other Second Lien Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any First Lien Transaction Document and any Second Lien Transaction Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.

(c) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees no First Lien Secured Party shall have any liability to the Second Lien Collateral Agent or any other Second Lien Secured Party, and hereby waives any claim against any First Lien Secured Party, arising out of any and all actions which the First Lien Collateral Agent or the other First Lien Secured Parties may take or permit or omit to take with respect to (i) the First Lien Transaction Documents (other than this Agreement), (ii) the collection of the First Lien Obligations or (iii) the maintenance of, the preservation of or, subject to the terms hereof, the foreclosure upon or the Disposition of, any Collateral.

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SECTION 9.03.      Obligations Absolute. The Lien and payment priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the First Lien Collateral Agent and the other First Lien Secured Parties and the Second Lien Collateral Agent and the other Second Lien Secured Parties shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Loan Document;

(b) any change in the time, place or manner of payment of, or in any other term of (including, subject to Sections 7.01(a) and 7.02, the Refinancing of), all or any portion of the First Lien Obligations, it being specifically acknowledged that a portion of the First Lien Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c) any change in the time, place or manner of payment of, or, subject to the limitations set forth in Section 7.01(a), in any other term of, all or any portion of the First Lien Obligations;

(d) any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Loan Document;

(e) the securing of any First Lien Obligations or Second Lien Obligations with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any First Lien Obligations or Second Lien Obligations; or

(f) any other circumstances that otherwise might constitute a defense available to, or a discharge of any Borrower, any other Grantor or any other loan party in respect of the First Lien Obligations or this Agreement, or any of the First Lien Secured Parties or Second Lien Secured Parties, in each case in respect of this Agreement.

ARTICLE X

Miscellaneous

SECTION 10.01. Notices.

(a) Notices and other communications provided for herein shall be in writing and shall be delivered as follows:

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(i) if to any Borrower or any other Grantor, to the Borrowers’ Agent at 400 Capitol Mall, Suite 2060, Sacramento, CA 95814, Attn: Bryon T. McGregor, CFO, (916) 403-2710 (phone), 916.446.3937 (fax), bmcgregor@pacificethanol.net (email) and Christopher W. Wright, GC, (916) 403-2130 (phone), 916.403-2785 (fax), cwright@pacificethanol.net (email);

(ii) if to any First Lien Agent, before November 5, 2012, to Wells Fargo Bank, N.A., 45 Broadway, 14th Floor, New York, New York 10006, Attn: Michael Pinzon, CMES-Pacific Ethanol, phone: (212) 515-5264, fax: 212-515-1576, email: Michael.D.Pinzon@wellsfargo.com and hui.chen@wellsfargo.com (Helen Chen), but as of November 5, 2012, to Wells Fargo Bank, N.A., 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Michael Pinzon, CMES-Pacific Ethanol, phone: (917) 260-1537, fax: (917) 260-1594, email: Michael.D.Pinzon@wellsfargo.com and hui.chen@wellsfargo.com (Helen Chen); and

 (iii) if to any Second Lien Agent, before November 5, 2012, to Wells Fargo Bank, N.A., 45 Broadway, 14th Floor, New York, New York 10006, Attn: Michael Pinzon, CMES-Pacific Ethanol, phone: (212) 515-5264, fax: 212-515-1576, email: Michael.D.Pinzon@wellsfargo.com and hui.chen@wellsfargo.com (Helen Chen), but as of November 5, 2012, to Wells Fargo Bank, N.A., 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Michael Pinzon, CMES-Pacific Ethanol, phone: (917) 260-1537, fax: (917) 260-1594, email: Michael.D.Pinzon@wellsfargo.com and hui.chen@wellsfargo.com (Helen Chen).

(b) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.01(c) shall be effective as provided in Section 10.01(c). Any notice sent to the Borrowers’ Agent shall be deemed to have been given to all Borrowers.

(c) Unless any of the First Lien Agents or Second Lien Agents otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not received during the normal business hours of the recipient, such notice or communication shall be deemed to have been received at the opening of business on the next Business Day for the recipient.

SECTION 10.02. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement shall control.

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SECTION 10.03. Survival. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. The First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, hereby waives any and all rights the First Lien Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any and all rights the Second Lien Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement.

SECTION 10.04. Severability. In the event any one or more of the provisions contained in this Agreement, or their application to any one Lender, should be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein, and their application to the remaining Lenders, shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 10.05. Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.05, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the First Lien Collateral Agent and the Second Lien Collateral Agent and no consent of any Grantor shall be required in connection with any amendment, restatement, supplement or other modification of this Agreement; provided that no such agreement shall amend, modify or otherwise affect the rights or obligations of any Grantor without such Person’s prior written consent.

SECTION 10.06. Transfers. The First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, agrees not to assign, transfer, pledge or grant a security interest in all or any part of the First Lien Obligations unless (a) such assignment, transfer, pledge or grant is made expressly subject to the terms of this Agreement, and (b) the applicable assignee, transferee, pledgee or grantee expressly agrees in writing to be bound by this Agreement and assume the applicable First Lien Secured Party’s obligations hereunder. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees not to assign, transfer, pledge or grant a security interest in all or any part of the Second Lien Obligations unless (i) such assignment, transfer, pledge or grant is made expressly subject to the terms of this Agreement, and (ii) the applicable assignee, transferee, pledgee or grantee expressly agrees in writing to be bound by this Agreement and assume the applicable Second Lien Secured Party’s obligations hereunder.

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SECTION 10.07. Subrogation. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any rights of subrogation it or they may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred; provided, however, that, as between the Borrower and the other Grantors, on the one hand, and the Second Lien Secured Parties, on the other hand, any such payment that is paid over to the First Lien Collateral Agent pursuant to this Agreement shall be deemed not to reduce any of the Second Lien Obligations unless and until the Discharge of First Lien Obligations shall have occurred and the First Lien Collateral Agent delivers any such payment to the Second Lien Collateral Agent.

SECTION 10.08.            Applicable Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY SENIOR SECURED PARTY (UNDER AND AS DEFINED IN THE FIRST LIEN CREDIT AGREEMENT OR THE SECOND LIEN CREDIT AGREEMENT, AS APPLICABLE) MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FIRST LIEN TRANSACTION DOCUMENT OR SECOND LIEN TRANSACTION DOCUMENT, RESPECTIVELY AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT IN ANY COURT REFERRED TO IN SECTION 10.08(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) Appointment of Process Agent and Service of Process. Each of the Borrowers and the Borrowers’ Agent hereby irrevocably appoints CT Corporation System with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on behalf of itself services of copies of the summons and complaint and any other process that may be served in any such action or proceeding in the State of New York. If for any reason the Process Agent shall cease to act as such for any Person, such Person hereby agrees to designate a new agent in New York City on the terms and for the purposes of this Section 10.08 reasonably satisfactory to each of the First Lien Administrative Agent and Second Lien Administrative Agent. Such service may be made by mailing or delivering a copy of such process to such Person in care of the Process Agent at the Process Agent’s above address, and each of the Borrowers and the Borrowers’ Agent hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each of the Borrowers and the Borrowers’ Agent also irrevocably consents to the service of any and all process in any such action or proceeding by the air mailing of copies of such process to such Person at its then effective notice addresses pursuant to Section 10.01. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other First Lien Transaction Document or Second Lien Transaction Document in the courts of any jurisdiction.

(e) Immunity. To the extent that any Borrower or the Borrowers’ Agent has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Borrowers and the Borrowers’ Agent hereby irrevocably and unconditionally waives such immunity in respect of its obligations under the First Lien Transaction Documents and Second Lien Transaction Documents and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 10.08(e) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

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(f) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.08.

SECTION 10.09. Parties in Interest. This provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties and Second Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. Except as set forth in Section 10.14, no other person shall have or be entitled to assert rights or benefits hereunder.

SECTION 10.10. Specific Performance. Each of the Collateral Agents may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Parties.

SECTION 10.11. Headings. Article and Section headings used herein and the Table of Contents hereto are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 10.12. Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery by telecopier or electronic mail of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of an original executed counterpart of such document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

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SECTION 10.13. Indirect Action. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or take any action assisting or supporting any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the Party but is intended to have substantially the same effects as the prohibited action.

SECTION 10.14. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties, on the one hand, and the Second Lien Secured Parties, on the other hand. None of the Borrowers, the Borrowers’ Agent, any other Grantor, any Guarantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided herein, and none of the Borrowers, the Borrowers’ Agent, any other Grantor or any Guarantor may rely on the terms hereof (other than the definition of “Permitted Refinancing Indebtedness” or the terms of Article V or Sections 3.04, 3.05, 6.01, 7.01, 7.02 and 7.05). Nothing in this Agreement is intended to or shall impair the obligations of any Borrower or any other Grantor or any Guarantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their respective terms.

SECTION 10.15. Termination. Subject to Section 7.02, this Agreement shall terminate and be of no further force and effect upon the first to occur of (a) the Discharge of First Lien Obligations and (b) the Second Lien Discharge Date.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FIRST LIEN COLLATERAL AGENT:

WELLS FARGO BANK, N.A., solely in its capacity as First Lien Collateral Agent
By:	/S/ MICHAEL PINZON
Name: Michael Pinzon
Title: Vice President

FIRST LIEN ADMINISTRATIVE AGENT:

WELLS FARGO BANK, N.A., solely in its capacity as First Lien Administrative Agent
By:	/S/ MICHAEL PINZON
Name: Michael Pinzon
Title: Vice President

SECOND LIEN COLLATERAL AGENT:

WELLS FARGO BANK, N.A., solely in its capacity as Second Lien Collateral Agent
By:	/S/ MICHAEL PINZON
Name: Michael Pinzon
Title: Vice President

SECOND LIEN ADMINISTRATIVE AGENT:

WELLS FARGO BANK, N.A., solely in its capacity as Second Lien Administrative Agent
By:	/S/ MICHAEL PINZON
Name: Michael Pinzon
Title: Vice President

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ACKNOWLEDGED AND, FOR PURPOSES OF SECTIONS 2.01(c), 2.01(d), 2.02, 2.03, 7.01, 7.02, 7.05 and 8.01 and ARTICLE X, AGREED:

BORROWERS:

PACIFIC ETHANOL HOLDING CO. LLC, as Borrower By: /s/ BRYON T. MCGREGOR Name: Bryon T. McGregor Title: Chief Operating Officer	PACIFIC ETHANOL MADERA LLC, as Borrower By: /s/ BRYON T. MCGREGOR Name: Bryon T. McGregor Title: Chief Operating Officer

PACIFIC ETHANOL COLUMBIA, LLC, as Borrower By: /s/ BRYON T. MCGREGOR Name: Bryon T. McGregor Title: Chief Operating Officer	PACIFIC ETHANOL STOCKTON LLC, as Borrower By: /s/ BRYON T. MCGREGOR Name: Bryon T. McGregor Title: Chief Operating Officer

PACIFIC ETHANOL MAGIC VALLEY, LLC, as Borrower By: /s/ BRYON T. MCGREGOR Name: Bryon T. McGregor Title: Chief Operating Officer

BORROWERS’ AGENT:

PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers’ Agent By: /s/ BRYON T. MCGREGOR Name: Bryon T. McGregor Title: Chief Operating Officer

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